Exhibit 5.1

                                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       OFFICES IN CHICAGO, NEW YORK CITY AND
                                       LIVINGSTON, NEW JERSEY


                                                   July 24, 2003



PrivateBancorp, Inc.
Ten North Dearborn Street
Chicago, Illinois  60602

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We are acting as special counsel to PrivateBancorp, Inc., a Delaware corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement") filed by the Company on July 24, 2003 with the Commission pursuant to Rule 462(b) under the Securities Act of 1933 (the "Act"), as amended, for the purposes of registering under the Act an additional 230,000 shares of the Company's common stock, without par value (the "Common Stock"), including up to an additional 30,000 shares subject to the Underwriters' over-allotment option. This Registration Statement relates to a registration statement on Form S-3 covering 1,725,000 Shares of Common Stock (Registration No. 333-104779), which was declared effective by the Commission on July 24, 2003 (the "Initial Registration Statement")

         In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Initial Registration Statement, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the genuineness of all signatures.

         Based on the foregoing, we are of the opinion that the 230,000 shares of Common Stock that may be offered and sold pursuant to and in accordance with the Registration Statement (including the additional 30,000 shares subject to the over-allotment option) have been duly authorized and if and when sold in accordance with the terms of the Underwriting Agreement relating to such offering will be validly issued by the Company and will be fully paid and nonassessable shares of Common Stock.

         We are duly licensed to practice law in the State of Illinois and in rendering the opinion set forth herein, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois and the Delaware General Corporation Law, as currently in effect.


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VEDDERPRICE

PrivateBancorp, Inc.
July 24, 2003
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus included therein.

                                    Very truly yours,

                                    /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.



JRE
JDK
JKZ


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